     As filed with the Securities and Exchange Commission on April 17, 2000
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -----------

                                  CAMBIO, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                                               94-3022377
 (State or other juris-                                   (I.R.S. Employer
diction of incorporation                                   Identification
    or organization)                                           Number)

                             6006 NORTH MESA STREET
                              EL PASO, TEXAS 79912
        (Address of registrant's Principal Executive Offices) (Zip Code)

                          CAMBIO, INC. 2000 STOCK PLAN
                            (Full title of the plan)

                                  -----------

                                  ALI AL-DAHWI
                             CHIEF EXECUTIVE OFFICER
                                  CAMBIO, INC.
                             6006 NORTH MESA STREET
                              EL PASO, TEXAS 79912
                     (Name and address of agent for service)

                                 (915) 581-5828
          (Telephone number, including area code, of agent for service)

                                  -----------

                                    Copy to:
                             SHELDON NUSSBAUM, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 318-3000

                                  -----------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
TITLE OF SECURITIES                                         PROPOSED MAXIMUM         PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
TO BE REGISTERED            AMOUNT TO BE REGISTERED(1) OFFERING PRICE PER SHARE(2)       OFFERING PRICE(2)         REGISTRATION FEE
===================================================================================================================================
COMMON STOCK $.01 PAR VALUE
PER SHARE..................    5,000,000 SHARES             $0.9375                          $4,687,500               $1,237.50
===================================================================================================================================

     (1) THIS REGISTRATION STATEMENT ALSO COVERS SUCH INDETERMINATE NUMBER OF ADDITIONAL SHARES OF COMMON STOCK AS IS NECESSARY TO ELIMINATE ANY DILUTIVE EFFECT OF ANY FUTURE STOCK DIVIDEND, STOCK SPLIT, RECAPITALIZATION OR SIMILAR TRANSACTION.

     (2) ESTIMATED IN ACCORDANCE WITH RULE 457(h)(1) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE. THE PROPOSED MAXIMUM OFFERING PRICE WAS DETERMINED BY MULTIPLYING 5,000,000, THE NUMBER OF SHARES REGISTERED BY THIS REGISTRATION STATEMENT AS TO WHICH OPTIONS MAY BE GRANTED UNDER THE CAMBIO, INC. 2000 STOCK PLAN, BY $0.9375, THE AVERAGE OF THE HIGH AND LOW PRICES OF THE COMMON STOCK AS REPORTED ON THE NASDAQ NATIONAL MARKET ON APRIL 12, 2000.

                                     PART I


INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information called for in Part I of Form S-8 will be sent or given to individuals who participate in the Cambio, Inc. 2000 Stock Plan as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with or included in this Registration Statement in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Cambio, Inc. (the "Registrant") with the Commission are incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-KSB for the year ended June 30, 1999 and the Registrant's Quarterly Report on Form 10-QSB for the quarters ended September 30, 1999 and December 31, 1999.

     (b) The description of the Company's Common Stock contained in the Company's Prospectus dated November 27, 1991, forming a part of the Company's Registration Statement on Form S-1 (File No. 33-44197).

     In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") permits indemnification of directors and officers of a corporation under certain circumstances and subject to certain limitations. The Registrant's Certificate of Incorporation of the Registrant provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the DGCL, including those circumstances in which indemnification would otherwise be discretionary, and shall advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. In addition, the Registrant has entered into Indemnity Agreements with its directors and officers providing for the maximum indemnification allowed by Section 145 of the DGCL.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.

ITEM 8. EXHIBITS

   4.1   Cambio, Inc. 2000 Stock Plan.

   5.1   Opinion of Fulbright & Jaworski L.L.P.

  23.1   Consent of Grant Thornton LLP.

  23.2   Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)

  24.1   Power of Attorney (included in signature page)

ITEM 9. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that clauses 1(i) and 1(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas on April 17, 2000.

                                       CAMBIO, INC.

                                       By: /s/ Ali Al-Dahwi
                                           -------------------------------------
                                           Ali Al-Dahwi
                                           Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ali Al-Dahwi and K. Crandal McDougall, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                                      TITLE                                                   DATE

       /s/ Ali Al-Dahwi                 Chief Executive Officer and Director (Principal            April 17, 2000
-----------------------------------     Executive Officer)
         Ali Al-Dawhi

    /s/ K. Crandal McDougall            Chief Financial Officer and Director (Principal            April 17, 2000
-----------------------------------     Financial and Accounting Officer)
     K. Crandal McDougall

       /s/ Philip Chapman               Director                                                   April 17, 2000
-----------------------------------
         Philip Chapman

                                  EXHIBIT INDEX

Exhibit No.                Description of Exhibit
-----------                ----------------------

4.1                        Cambio, Inc. 2000 Stock Plan.

5.1                        Opinion of Fulbright & Jaworski L.L.P.

23.1                       Consent of Grant Thornton LLP

23.2                       Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)

24.1                       Power of Attorney (included in signature page)